UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the Compensation Committee of the Board or Directors of TransAct Technologies Incorporated (“TransAct”) approved and adopted the TransAct 2014 Incentive Compensation Plan (the “2014 Plan”), which for 2014 provides for incentive compensation in the form of (i) cash awards and (ii) deferred stock units.  The 2014 Plan is designed to provide incentives and rewards to our key executives and other salaried employees for performance that is consistent with the objectives of TransAct.

Pursuant to the 2014 Plan, the Compensation Committee assigned eligible participants, including certain of our named executive officers, a bonus target for 2014, represented as a percentage of their annual base salary, based upon their management level.  The bonus target percentages for 2014 for each of TransAct’s named executive officers are as follows:

Name	Title	Target Percentage of Base Salary
Bart C. Shuldman	Chairman and CEO	75%
Steven A. DeMartino	President, Chief Financial Officer, Treasurer and Secretary	50%
Andrew J. Hoffman	Senior Vice President, Operations	35%
Tracey S. Chernay	Executive Vice President, Casino and Gaming Sales and Marketing	N/Aˡ
Benjamin C. Wyatt	Vice President, Software Products and Business Development	30%

ˡMs. Chernay is not eligible to participate in the 2014 Plan because she earns commission based on TransAct’s casino and gaming annual sales.

The bonus targets for 2014 require the satisfaction of both quantitative and qualitative performance objectives based on our budget for 2014 as approved by the Board.  For 2014, 75% of the executive’s target bonus will based on achievement of a single quantitative objective, EBITDA (as adjusted for certain items) (the "EBITDA Bonus Amount"), and 25% will be based solely on achievement of individual performance objectives established by the Compensation Committee (the "Performance Objectives Amount").  Individual performance objectives include personal goals as well as other financial and non-financial measurements.  No EBITDA Bonus Amount is payable unless adjusted EBITDA exceeds a specified threshold.  Above the threshold, the EBITDA Bonus Amount can range from 5% of the Target Percentage of Base Salary to 114%.

The Compensation Committee is responsible for determining achievement of individual performance objectives for the CEO.  The CEO is responsible for determining achievement of individual performance objectives for each of his direct reports.  For other participants, achievement of individual performance objectives will be determined by the President or the appropriate Vice President or manager. The Performance Objectives Amount can vary from 0% of the Target Percentage of Base Salary to 25% depending on the level of achievement.

In addition, pursuant to the 2014 Plan, for Mr. Shuldman and Mr. DeMartino, 30% of any bonus earned for 2014 (the “Stock Bonus Amount”) shall be payable in the form of fully-vested stock units granted under TransAct’s 2005 Equity Incentive Plan (or any successor plan) based on the closing price of TransAct’s common stock on the date the 2014 bonus is approved for payment by the Compensation Committee (the “Grant Date”).  Stock Units are payable three years from the Grant Date in the form of shares of TransAct’s common stock on a one-for-one basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: March 4, 2014